                             DISTRIBUTION AGREEMENT
                             ----------------------

         AGREEMENT made this ___ day of ______, 2000 by and between American Family Life Insurance Company ("AFLIC"), a Wisconsin corporation, on its behalf and on behalf of each separate account identified in Schedule 1 hereto (the "Separate Accounts"), and American Family Securities, LLC ("Distributor"), a Wisconsin Limited Liability Company.

                                   WITNESSETH
                                   ----------

         WHEREAS, Distributor has an application pending for registration as a broker/dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and for membership with the National Association of Securities Dealers, Inc. (the "NASD");

         WHEREAS, Distributor acts as retail distributor for certain variable insurance products (the "Variable Products") underwritten by and sold through Distributor's registered representatives who are also appointed agents of American Family Life Insurance Company ("AFLIC");

         WHEREAS, Distributor and AFLIC are affiliated companies under control of a common parent corporation; and

         WHEREAS, AFLIC desires to issue the Variable Products to the public through Distributor acting as principal underwriter and distributor.

         NOW, THEREFORE, in consideration of their mutual promises, and of other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Distributor and AFLIC hereby agree as follows:

1.       DEFINITIONS

         a. CONTRACTS. The class or classes of variable insurance products set forth on Schedule 2 to this Agreement as in effect at the time this Agreement is executed, and such other classes of variable insurance products that may be added to Schedule 2 from time to time in accordance with Section 10.b of this Agreement, and including any riders to such contracts and any other contracts offered in connection therewith. For this purpose and under this Agreement generally, a "class of Contracts" shall mean those Contracts issued by AFLIC on the same policy form or forms and covered by the same Registration Statement.

         b. REGISTRATION STATEMENT. At any time that this Agreement is in effect, each currently effective registration statement filed with the SEC under the 1933 Act on a prescribed form, or currently effective post-effective amendment thereto, as the case may be, relating to a class of Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment. For purposes of Section 8 of this Agreement, the term "Registration

                  Statement" means any document that is or at any time was a Registration Statement within the meaning of this Section 1.b.

         c. PROSPECTUS. The prospectus included within a Registration Statement, except that, if the most recently filed version of the prospectus (including any supplements thereto) filed pursuant to Rule 497 under the 1933 Act subsequent to the date on which a Registration Statement became effective differs from the prospectus included within such Registration Statement at the time it became effective, the term "Prospectus" shall refer to the most recently filed prospectus filed under Rule 497 under the 1933 Act, from and after the date on which it shall have been filed. For purposes of Section 8 of this Agreement, the term "any Prospectus" means any document that is or at any time was a Prospectus within the meaning of this Section 1.c.

         d. VARIABLE ACCOUNT. A separate account supporting a class or classes of Contracts and specified on Schedule 1 as in effect at the time this Agreement is executed, or as it may be amended from time to time in accordance with Section 10.b of this Agreement.

         e.       1933 ACT.  The Securities Act of 1933, as amended.

         f.       1934 ACT.  The Securities Exchange Act of 1934, as amended.

         g.       1940 ACT.  The Investment Company Act of 1940, as amended.

         h.       SEC.  The Securities and Exchange Commission.

         i.       NASD.  The National Association of Securities Dealers, Inc.

         j. REPRESENTATIVE. An individual who is an associated person of Distributor, as that term is defined in the 1934 Act.

         k.       APPLICATION.  An application for a Contract.

         l. PREMIUM. A payment made under a Contract by an applicant or purchaser to purchase benefits under the Contract.

2.       AUTHORIZATION AND APPOINTMENT

         a. SCOPE OF AUTHORITY. AFLIC hereby authorizes Distributor on an exclusive basis, and Distributor accepts such authority, subject to the registration requirements of the 1933 Act and the 1940 Act and the provisions of the 1934 Act and conditions herein, to be the distributor and principal underwriter for the sale of the Contracts to the public in each state and other jurisdiction in which the Contracts may lawfully be sold during the term of this Agreement. The Contracts shall be offered for sale and distribution at Premium rates set from time to time by AFLIC.

                  Distributor shall use its best efforts to market the Contracts actively subject to compliance with applicable law, including the rules of the NASD. However, Distributor shall not be obligated to sell any specific number or amount of Contracts. Completed Applications shall be transmitted directly to AFLIC for acceptance or rejection in accordance with the underwriting rules established by AFLIC.

         b. LIMITS ON AUTHORITY. Distributor shall act as an independent contractor and nothing herein contained shall constitute Distributor or its agents, officers or employees as agents, officers or employees of AFLIC solely by virtue of their activities in connection with the sale of the Contracts hereunder. Distributor and its Registered Persons shall not have authority, on behalf of AFLIC: to make, alter or discharge any Contract or other insurance policy or annuity entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Premium; or to receive any monies or Premiums (except for the sole purpose of forwarding monies or Premiums to AFLIC). Distributor shall not expend, nor contract for the expenditure of, the funds of AFLIC. Distributor shall not possess or exercise any authority on behalf of AFLIC other than that expressly conferred on Distributor by this Agreement.

3.       SOLICITATION ACTIVITIES

         a. REPRESENTATIVES. No Representative shall solicit the sale of a Contract unless at the time of such solicitation such individual is duly registered with the NASD and duly licensed with all applicable state insurance and securities regulatory authorities, and is duly appointed as an insurance agent of AFLIC.

         b. SOLICITATION ACTIVITIES. All solicitation and sales activities engaged in by Distributor and its Representatives with respect to the Contracts shall be in compliance with all applicable federal and state securities laws and regulations, as well as all applicable insurance laws and regulations, and compliance manuals provided by AFLIC. In particular, without limiting the generality of the foregoing:

                  (1) Distributor, along with appropriate AFLIC registered principals, shall train, supervise and be solely responsible for the conduct of Representatives in their solicitation of Applications and Premiums and distribution of the Contracts under the federal securities laws and the rules of the NASD, and shall supervise their compliance with, applicable rules and regulations of any securities regulatory agencies that have jurisdiction over variable insurance product activities.

                  (2) Neither Distributor nor any Representative shall offer, attempt to offer, or solicit Applications for, the Contracts or deliver the Contracts, in any state or other jurisdiction unless AFLIC has notified Distributor that such Contracts may lawfully be sold or offered for sale in such state, and has not subsequently revised such notice.

                  (3) Neither Distributor nor any Representative shall give any information or make any representation in regard to a class of Contracts in connection with the offer or sale of such class of Contracts that is not in accordance with the Prospectus for such class of Contracts, or in current advertising materials for such class of Contracts authorized by AFLIC.

                  (4) All Premiums paid by check that are collected by Distributor or any of its Representatives shall be remitted promptly, and in any event by noon of the next business day after receipt, together with any Applications, forms and any other required documentation, to AFLIC. Checks in payment of Premiums shall be drawn to the order of "American Family Life Insurance Company." If any Premium is held at any time by Distributor, Distributor shall hold such Premium in a fiduciary capacity and such Premium shall be remitted promptly, and in any event within two business days, to AFLIC. Distributor acknowledges that all such Premiums, whether by check or wire, shall be the property of AFLIC. Distributor acknowledges that AFLIC shall have the unconditional right to reject, in whole or in part, any Application or Premium.

         c. SUITABILITY. AFLIC and Distributor wish to ensure that the Contracts sold by Distributor will be issued to purchasers for whom the Contracts are suitable. Distributor shall require that the Representatives have reasonable grounds to believe that a recommendation to an applicant to purchase a Contract is suitable for that applicant. Distributor shall review all applications for suitability in accordance with Rule 2310 of the NASD Conduct Rules and interpretations and guidance relating thereto. AFLIC will review all Applications under the suitability standards set forth in variable life insurance regulations adopted by states where the Contracts are sold, and standards adopted by AFLIC or as set forth in compliance and operational manuals.

         d. REPRESENTATIONS AND WARRANTIES OF DISTRIBUTOR. Distributor represents and warrants to AFLIC that Distributor is and during the term of this Agreement shall remain registered as a broker-dealer under the 1934 Act, admitted as a member with the NASD, and duly registered under applicable state securities laws, and that Distributor is and shall remain during the term of this Agreement in compliance with Section 9(a) of the 1940 Act.

4.       MARKETING MATERIALS

         a. PREPARATION AND FILING. AFLIC and Distributor shall together design and develop all promotional, sales and advertising material (including any illustrations) relating to the Contracts and any other marketing-related documents for use in the sale of the Contracts, subject to review and approval by Distributor of such material and documents in accordance with Section 2210 of the NASD Conduct Rules. Distributor shall be responsible for filing such material with the NASD and any state securities regulatory authorities requiring such filings.
                                       4

                  AFLIC shall be responsible for filing all promotional,sales or advertising material (including illustrations), as required, with any state insurance regulatory authorities. AFLIC shall be responsible for preparing the Contract forms and filing them with applicable state insurance regulatory authorities, and for preparing the Prospectuses and Registration Statements and filing them with the SEC and state regulatory authorities, to the extent required. The parties shall notify each other expeditiously of any comments provided by the SEC, NASD or any securities or insurance regulatory authority on such material, and will cooperate expeditiously in resolving and implementing any comments, as applicable.

         b. USE IN SOLICITATION ACTIVITIES. AFLIC shall be responsible for furnishing Distributor with such Applications, Prospectuses and other materials for use by Distributor and Representatives in their solicitation activities with respect to the Contracts. AFLIC shall notify Distributor of those states or jurisdictions that require delivery of a statement of additional information with a Prospectus to a prospective purchaser. Distributor or its Representatives shall not use any promotional, sales or advertising materials that have not been approved in advance by AFLIC.

5.       COMPENSATION AND EXPENSES

         a. PAYMASTER ARRANGEMENT. American Family Mutual Insurance Company ("AFMIC"), an affiliate of both Distributor and AFLIC, all of which are under control of a common parent company, will pay commissions payable to designated Registered Persons of Distributor as paying agent on behalf of Distributor and will maintain the books and records reflecting such payments in accordance with the requirements of the 1934 Act on behalf of Distributor. Such payments may include certain amounts to Registered Persons as an advance on commissions payable by Distributor. In accordance with the terms of a Paymaster Agreement dated the same date as this Agreement between AFMIC and Distributor, AFMIC has acknowledged and agreed that its services in this regard are purely ministerial and clerical in nature and shall not interfere with the control and supervision exercised by Distributor over its Registered Persons with regard to the Contracts. AFMIC has further acknowledged and agreed that Distributor shall not be liable to any party for commissions payable hereunder. AFMIC shall have no right to compensation for the performance of any activities described in this Section 5.a. Registered Persons of Distributor shall have no interest in this Agreement or right to any compensation to be paid by or on behalf of Distributor hereunder prior to their receipt thereof.

         b. EXPENSES. AFLIC shall pay all expenses, except for commissions to Registered Persons, in connection with the variable products including, but not limited to, the preparation and filing of the Contracts, Registration Statements, and promotional materials.

6.       COMPLIANCE

         a. MAINTAINING REGISTRATION AND APPROVALS. AFLIC shall be responsible for maintaining the registration of the Contracts with the SEC and any state securities regulatory authority with which such registration is required, and for gaining and maintaining approval of the Contract forms where required under the insurance laws and regulations of each state or other jurisdiction in which the Contracts are to be offered.

         b. CONFIRMATIONS AND 1934 ACT COMPLIANCE. AFLIC, as agent for Distributor, shall confirm to each applicant for and purchaser of a Contract in accordance with Rule 10b-10 under the 1934 Act acceptance of Premiums and such other transactions as are required by Rule 10b-10 or administrative interpretations thereunder. AFLIC shall maintain and preserve books and records with respect to such confirmations in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act to the extent such requirements apply. The books, accounts and records of AFLIC, the Variable Account and Distributor as to all transactions hereunder shall be maintained so as to disclose clearly and accurately the nature and details of the transactions. AFLIC shall maintain, as agent for Distributor, such books and records of Distributor pertaining to the offer and sale of the Contracts and required by the 1934 Act as may be mutually agreed upon by AFLIC and Distributor, including but not limited to maintaining a record of Representatives and of the payment of commissions and other payments or service fees to Representatives. In addition, AFLIC, as agent for Distributor, shall maintain and preserve such additional accounts, books and other records as are required of AFLIC and Distributor by the 1934 Act. AFLIC shall maintain all such books and records and hold such books and records on behalf of and as agent for Distributor whose property they are and shall remain, and acknowledges that such books and records are at all times subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act, the NASD, and all other regulatory bodies having jurisdiction. To the extent AFLIC employs electronic storage media in connection with books and records created, maintained and stored on behalf of Distributor, AFLIC agrees to comply with the requirements set forth in Rule 17a-4(f)(3)(vii) and 17a-4(i). With respect to any books and records maintained or preserved on behalf of Distributor, AFLIC hereby undertakes to permit examination of such books and records at any time or from time to time during business hours by representatives or designees of the SEC, and to promptly furnish to the SEC or its designee true, correct, complete and current hard copy of any or all of any part of such books and records. Subject to Distributor's approval, AFLIC reserves the right to delegate the duties set forth in this Section 6.b to a third party administrator mutually agreeable to both parties.

         c. REPORTS. Distributor shall cause AFLIC to be furnished with such reports as AFLIC may reasonably request for the purpose of meeting its reporting and record keeping requirements under the 1933 Act, the 1934 Act and the 1940 Act and regulations thereunder as well as the insurance laws of the State of Wisconsin and any other applicable states or jurisdictions.

         d. ISSUANCE AND ADMINISTRATION OF CONTRACTS. AFLIC shall be responsible for issuing the Contracts and administering the Contracts and the Variable Account, provided, however, that Distributor shall have full responsibility for the securities activities of all persons employed by AFLIC, engaged directly or indirectly in the Contract operations, and for the training, supervision and control of such persons to the extent of such activities. Subject to Distributor's approval, AFLIC reserves the right to delegate the duties set forth in this Section 6.d to a third party administrator mutually agreeable to both parties.

7.       INVESTIGATIONS AND PROCEEDINGS

         a. COOPERATION. Distributor and AFLIC shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement. Without limiting the foregoing, AFLIC and Distributor shall notify each other promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by either party with respect to the Contracts.

         b. CUSTOMER COMPLAINTS. AFLIC agrees that it will assist Distributor with complying with the reporting requirements imposed by Section 3070 of the NASD Rules of Conduct with regard to the sales of the Contracts. Without limiting the foregoing, AFLIC agrees to notify the Distributor if persons associated with AFLIC are the subject of any written customer complaint involving allegations of theft, forgery or misappropriation of funds or securities, or is the subject of any claim for damages by a customer, broker, or dealer which is settled for an amount exceeding $15,000.

8.       INDEMNIFICATION

         a. BY AFLIC. AFLIC shall indemnify and hold harmless Distributor and any officer, director, or employee of Distributor against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which Distributor and/or any such person may become subject, under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

                  (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; provided that AFLIC shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to AFLIC by Distributor specifically for use in the preparation of any such Registration Statement or any amendment thereof or supplement thereto;

                  (2) result from any breach by AFLIC of any provision of this Agreement.

                  This indemnification agreement shall be in addition to any liability that AFLIC may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

         b. BY DISTRIBUTOR. Distributor shall indemnify and hold harmless AFLIC and any officer, director, or employee of AFLIC against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which AFLIC and/or any such person may become subject under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

                  (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished in writing by Distributor to AFLIC specifically for use in the preparation of any such Registration Statement or any amendment thereof or supplement thereto;

                  (2) result from any breach by Distributor of any provision of this Agreement;

                  This indemnification shall be in addition to any liability that Distributor may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

         c. GENERAL. Promptly after receipt by a party entitled to indemnification ("indemnified person") under this Section 8 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Section 8 ("indemnifying party"), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this Section 8. The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.

         d.       DURATION.  The indemnification provisions contained in this
                  Section 8 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of Distributor or AFLIC, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 8.

9. TERMINATION. This Agreement shall terminate automatically if it is assigned by the Distributor without the prior written consent of the other party. (The term "assigned" shall not include any transaction exempted from Section 15(b)(2) of the 1940 Act.) This Agreement may be terminated at any time for any reason by either party upon 60 days' written notice to the other party, without payment of any penalty. This Agreement may be terminated at the option of either party to this Agreement upon the other party's material breach of any provision of this Agreement or of any representation or warranty made in this Agreement, unless such breach has been cured within 10 days after receipt of notice of breach from the non-breaching party. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except the following:

         (1) the obligation to settle accounts hereunder, including commissions on Premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to Applications received by AFLIC prior to termination;

         (2) the provisions contained in Section 8 regarding indemnification; and

         (3) the provisions contained in Section 3(b)(4) regarding the remittance of premiums.

In the event of any termination for any reason, all books and records and sales or marketing materials held by Distributor shall promptly be returned to AFLIC free from any claim or retention of rights by Distributor.

10.      MISCELLANEOUS

         a. BINDING EFFECT. This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto provided that neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

         b. SCHEDULES. The parties to this Agreement may amend Schedules 1 and 2 to this Agreement from time to time to reflect additions of any class of Contracts and Variable Accounts. The provisions of this Agreement shall be equally applicable to each such class of Contracts and each Variable Account that may be added to the Schedule, unless the context otherwise requires. Any other change in the terms or provisions of this Agreement shall be by written agreement between AFLIC and Distributor.

         c. RIGHTS, REMEDIES, AND OBLIGATIONS ARE CUMULATIVE. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

         d. NOTICES. All notices hereunder are to be made in writing and shall be given: if to AFLIC, to:

                  Name:  Joseph W. Tisserand
                  Title:  Vice President
                  Address:  6000 American Parkway, Madison, Wisconsin  53778

                  with a copy to:

                  Name:  David Holman
                  Title:  Assistant General Counsel
                  Address:  6000 American Parkway, Madison, Wisconsin  53778

                  if to Distributor, to:

                  Name:  Ann Wenzel Ash
                  Title:  Compliance Director
                  Address:  6000 American Parkway, Madison, Wisconsin  53778

                  with a copy to:

                  Name:  Rosalie Beck Detmer
                  Title:  Legal Counsel
                  Address:  6000 American Parkway, Madison, Wisconsin  53778

                  or such other address as such party may hereafter specify in writing.

                  Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, or by overnight mail by a nationally recognized courier, and shall be effective upon delivery.

         e. INTERPRETATION; JURISDICTION. This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement. This Agreement is made in the State of Wisconsin, and all questions concerning its validity, construction or otherwise shall be determined under the laws of Wisconsin without giving effect to principals of conflict of laws.

         f. SEVERABILITY. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

         g. SECTION AND OTHER HEADINGS. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         h. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         i. REGULATION. This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act, and 1940 Act and the regulations thereunder and the rules and regulations of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized officers on the date specified above.

                                         AMERICAN FAMILY LIFE INSURANCE COMPANY

                                         AFLIC



                                         By: ______________________________
                                         Name:
                                         Title:


                                         AMERICAN FAMILY SECURITIES, LLC

                                         Distributor



                                         By: ______________________________
                                         Name:
                                         Title:

                                   SCHEDULE 1



For purposes of the Distribution Agreement between AFLIC and Distributor entered into on the ____day of _________, 2000, the separate accounts are as follows:


         American Family Variable Account I

         American Family Variable Account II

                                   SCHEDULE 2



For purposes of the Distribution Agreement between AFLIC and Distributor entered into on the ____day of _________, 2000, the variable products are as follows:


       American Family Flexible Premium Variable Annuity Contract

       American Family Flexible Premium Variable Universal Life Insurance Policy